KEARNY FINANCIAL CORP.

LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Craig Montanaro and Maria Coppinger-Peters, signing singly, the undersigned’s true and lawful attorneys-in-fact, for the express and limited purposes set forth below, to:

(1)       accurately and truthfully complete and execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Kearny Financial Corp. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; and

(2)       timely file such Form 3, 4, or 5 with the United States Securities and Exchange Commission and any stock exchange or similar authority.

The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of November 2009.

/s/ Eric B. Heyer
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Eric B. Heyer
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